 Exhibit 21.1

SYNIVERSE HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2014

Subsidiary Name	State or Other Jurisdiction of Incorporation
Syniverse Corporation	Delaware
Buccaneer Holdings, LLC	Delaware
Syniverse Holdings, Inc.	Delaware
Syniverse Technologies, LLC	Delaware
Hosted Data Solutions, LLC	Delaware
Syniverse ICX Corporation	Delaware
Syniverse Technologies Holdings, LLC	Delaware
Highwoods Corporation	Delaware
Cibernet, LLC	Delaware
Syniverse Magellan, LLC	Delaware
Aicent Holdings Corporation	Delaware
Aicent Intermediate Holdings Corporation	Delaware
Aicent International, Inc.	Delaware
Aicent, Inc.	Delaware
Syniverse Technologies Americas, Inc.	Delaware
CB Holdings, Inc.	Delaware
CB Holdings Ventures, Inc.	Delaware
The Rapid Roaming Company	Florida
Syniverse Technologies S.R.L de C.V.	Mexico
Grupo Syniverse Technologies de Mexico S. de R.L. de C.V. (Formerly MACH Mexico S de R.L. de CV (Mexico))	Mexico
Syniverse Technologies Prestacao de Servicos Ltda	Brazil
Syniverse Technologies Americas Prestacao de Servicos de Processamento de Dados Ltda (formerly MACH Americas Ltda)	Brazil
Syniverse Technologies S.R.L	Argentina
Syniverse Technologies S.R.L	Costa Rica
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Syniverse Technologies (India) Private Limited	India
Syniverse Technologies Services and Solutions (India) Private Limited	India
Telecom Solutions (India) Private Limited	India
Telecom Connect Enterprise (India) Private Limited	India
Syniverse Technologies Services (India) Private Limited	India
Syniverse Mobile Solutions Private Limited	India
Syniverse Teledata Systems Private Limited	India
Syniverse Clearing House India Private Limited	India
Syniverse Technologies K.K.	Japan
Syniverse Technologies Korea Yuhan Hoesa	South Korea
Syniverse Technologies IOB (Australia) Pty. Ltd.	Australia
Syniverse Technologies (Australia) Pty, Ltd.	Australia

SYNIVERSE HOLDINGS, INC.
Syniverse Technologies (Malaysia) Sdn. Bhd	Malaysia
Syniverse Turnkey Solutions Holding Pte. Ltd.	Singapore
Syniverse Technologies (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Mobile Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions Asia Pacific Limited	Hong Kong
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies (Beijing) Limited	China
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Communication Technologies (Beijing) Ltd. (Formerly Aicent (Beijing) Communications Technology Ltd. (China))	China
Aicent Singapore Pte. Ltd.	Singapore
Aicent Taiwan Limited	Taiwan
Syniverse Technologies S.ár.l.	Luxembourg
Syniverse Technologies Luxembourg Holdings S.ár.l.	Luxembourg
Syniverse Europe Finance Holdings S.ár.l.	Luxembourg
Syniverse Asia Finance Holdings S.ár.l.	Luxembourg
Syniverse Europe Finance S.ár.l.	Luxembourg
Syniverse Asia Finance S.ár.l.	Luxembourg
Syniverse Luxembourg S.C.S.	Luxembourg
Syniverse Luxembourg Holdings 1 S.ár.l.	Luxembourg
Syniverse Luxembourg Holdings 2 S.ár.l.	Luxembourg
Syniverse Luxembourg Holdings 3 S.ár.l.	Luxembourg
Syniverse Technologies Limited Luxembourg S.ár.l.	Luxembourg
WP Roaming I S.ár.l.	Luxembourg
WP Roaming III S.ár.l.	Luxembourg
WP Roaming V S.ár.l.	Luxembourg
Advent Syniverse Technologies S.ár.l. (Formerly Advent MACH S.ár.l.)	Luxembourg
WP Merger S.ár.l.	Luxembourg
Interfact S.ár.l.	Luxembourg
Syniverse Technologies Limited	United Kingdom
Syniverse Holdings Limited	United Kingdom
Syniverse Holdings UK Limited	United Kingdom
Syniverse Technologies Financial Clearing Limited	United Kingdom
Cibernet Ltd.	United Kingdom
Wholesale Clearing Solutions Ltd.	United Kingdom
Syniverse Technologies Payment Services Ltd.	United Kingdom
Syniverse Technologies Solutions Ltd.	United Kingdom
Syniverse Technologies B.V.	Netherlands
Syniverse Technologies GmbH	Germany
Syniverse Technologies Germany GmbH	Germany

SYNIVERSE HOLDINGS, INC.
Syniverse Technologies Solutions GmbH	Germany
Syniverse Technologies Messaging GmbH	Germany
WP Roaming Denmark ApS	Denmark
Syniverse Denmark ApS	Denmark
Syniverse Technologies ApS	Denmark
Syniverse Technologies Messaging ApS	Denmark
Syniverse Technologies Payment Services ApS	Denmark
Terraplay Systems AB	Sweden
Terraplay AB	Sweden
Future Entertainment E.S. AB	Sweden
Syniverse Technologies Poland sp-ZOO	Poland
Syniverse Technologies FZ LLC	United Arab Emirates
Syniverse Technologies Middle East FZ LLC	United Arab Emirates
International Telecom (Mauritius)	Mauritius
Syniverse Holdings (Mauritius)	Mauritius